EXHIBIT 23-2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Artesyn Technologies, Inc. on Form S-3 (File Nos. 33-70326 and 33-49176), Form S-4/A (File No. 333-36375) and Form S-8 (File Nos. 33-42516, 33-63501, 33-63503,
33-63499,  333-03937,  333-08475,  333-45691 and  333-58771) of our report dated
February 18, 1997, on our audit of the consolidated financial statements and financial statement schedule of Zytec Corporation as of December 31, 1996, and for the year then ended, which report is included in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
March 26, 1999